AMENDMENT TO CUSTODY AGREEMENT This Amendment is made and entered into as of the 31 day of October, 2023 (the “Effective Date”) by and between THE BANK OF NEW YORK MELLON, a New York state chartered bank (“BNY Mellon”), and GLOBAL X FUNDS, a Delaware statutory trust, on behalf of itself, its Series, as defined below, (“Customer”). BNY Mellon and Customer are collectively referred to as the “Parties” and individually as a “Party”. RECITALS WHEREAS, Customer and BNY Mellon are parties to that certain Custody Agreement dated as of September 27, 2022 (the “Agreement”), pursuant to which Customer has appointed BNY Mellon as the custodian of certain of its assets and BNY Mellon provides for the portfolios identified on Appendix I thereto (each, a “Series”) the services described therein; and WHEREAS, Customer wishes to appoint BNY Mellon as the custodian of certain of its assets with respect to certain additional Series hereafter identified to BNY Mellon on Appendix I, and BNY Mellon is willing to provide such services on the terms and conditions set forth therein; NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and intending to be legally bound, the Parties agree as follows. 1. The Agreement is hereby amended as of the Effective Date by deleting Appendix I of the Agreement in its entirety and replacing it with Appendix I as attached hereto. The Customer and BNY Mellon agree that for the additional Series added by this amended Appendix I, fees and expenses shall be invoiced and payable to BNY Mellon beginning upon the receipt of Assets by BNY Mellon. 2. Customer and BNY Mellon hereby agree to be bound by all of the terms, provisions, covenants, and obligations set forth in the Agreement. 3. Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect. 4. Any capitalized terms not defined herein shall have their respective meanings as assigned in the Agreement.

2 5. The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by "Electronic Signature", which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment. [Signature page follows.]

3 IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms. THE BANK OF NEW YORK MELLON GLOBAL X FUNDS, on behalf of itself and each Series listed on Appendix I By: By: Name: Name: Title: Title: Date: Date: Address for Notice: THE BANK OF NEW YORK MELLON 500 Grant Street Pittsburgh, PA 15258 Attention: Asset Servicing Address for Notice: Global X Funds 605 3rd Avenue, 43rd Floor New York, NY 10158 Attention: Legal Susan Lively October 27, 2023 Secretary Nicole Fouron Managing Director October 31, 2023

APPENDIX I (Effective October 31, 2023) Series Global X Russell 2000 Covered Call & Growth ETF Global X Financials Covered Call & Growth ETF Global X Health Care Covered Call & Growth ETF Global X Information Technology Covered Call & Growth ETF Global X Emerging Markets ETF Global X Emerging Markets Great Consumer ETF Global X Nasdaq 100 ESG Covered Call ETF Global X S&P 500 ESG Covered Call ETF Global X PropTech ETF Global X Carbon Credits Strategy ETF Global X Aging Population ETF Global X AgTech & Food Innovation ETF Global X Artificial Intelligence & Technology ETF Global X Autonomous & Electric Vehicles ETF Global X Blockchain & Bitcoin Strategy ETF Global X Blockchain ETF Global X Cannabis ETF Global X Clean Water ETF Global X CleanTech ETF Global X Copper Miners ETF Global X Cybersecurity ETF Global X Data Center REITs & Digital Infrastructure ETF

5 Global X DAX Germany ETF Global X Disruptive Materials ETF Global X Dow 30 Covered Call ETF Global X E-Commerce ETF Global X Emerging Markets Bond ETF Global X Emerging Markets Internet & E-commerce ETF Global X FinTech ETF Global X FTSE Southeast Asia ETF Global X Genomics & Biotechnology ETF Global X Gold Explorers ETF Global X Green Building ETF Global X Hydrogen ETF Global X Interest Rate Hedge ETF Global X Interest Rate Volatility & Inflation Hedge ETF Global X Internet of Things ETF Global X Lithium and Battery Tech ETF Global X Metaverse ETF Global X MSCI Argentina ETF Global X MSCI China Communication Services ETF Global X MSCI China Consumer Discretionary ETF Global X MSCI China Consumer Staples ETF Global X MSCI China Energy ETF Global X MSCI China Financials ETF Global X MSCI China Health Care ETF

6 Global X MSCI China Industrials ETF Global X MSCI China Information Technology ETF Global X MSCI China Materials ETF Global X MSCI China Real Estate ETF Global X MSCI China Utilities ETF Global X MSCI Colombia ETF Global X MSCI Greece ETF Global X MSCI Next Emerging & Frontier ETF Global X MSCI Nigeria ETF Global X MSCI Norway ETF Global X MSCI Pakistan ETF Global X MSCI Portugal ETF Global X MSCI SuperDividend EAFE ETF Global X MSCI SuperDividend Emerging Markets ETF Global X MSCI Vietnam ETF Global X NASDAQ 100 Collar 95-110 ETF Global X Nasdaq 100 Covered Call & Growth ETF Global X Nasdaq 100 Covered Call ETF Global X NASDAQ 100 Risk Managed Income ETF Global X NASDAQ 100 Tail Risk ETF Global X Renewable Energy Producers ETF Global X Robotics & Artificial Intelligence ETF Global X Russell 2000 Covered Call ETF Global X S&P 500 Collar 95-110 ETF

7 Global X S&P 500 Covered Call & Growth ETF Global X S&P 500 Covered Call ETF Global X S&P 500 Risk Managed Income ETF Global X S&P 500 Tail Risk ETF Global X S&P Catholic Values Developed ex-U.S. ETF Global X Silver Miners ETF Global X Social Media ETF Global X Solar ETF Global X SuperDividend ETF Global X SuperDividend REIT ETF Global X SuperDividend U.S. ETF Global X Thematic Growth ETF Global X Uranium ETF Global X Video Games & Esports ETF Global X Wind Energy ETF Global X Dow 30® Covered Call & Growth ETF Global X 1-3 Month T-Bill ETF Global X Defense Tech ETF Global X Brazil Active ETF Global X India Active ETF Global X Gold Income Strategy ETF Global X U.S. Cash Flow Kings 100 ETF Global X MSCI Emerging Markets Covered Call ETF

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